UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

GUIDANCE SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

March 30, 2016

Guidance Software Announces Filing of Proxy Statement

PASADENA, Calif.—Guidance Software, Inc. (NASDAQ: GUID), maker of EnCase®, the gold standard for digital investigations and endpoint data security, today filed with the U.S. Securities and Exchange Commission (SEC) its definitive proxy statement, which nominates six existing Directors for one-year terms on the Company’s Board of Directors. Five of the six nominees are independent Directors, and four have served less than one year.

“These highly qualified Directors offer, as a group, the capabilities to guide the management team in transforming Guidance as they work to better serve our customers, strengthen our partnerships and build value for shareholders,” said Robert G. van Schoonenberg, Chairman of the Guidance Software Board of Directors. “This slate is well-positioned to continue the progress we have made in reversing the declines of the previous three years. The Board, upon reviewing the slate proposed by the Company’s former Chairman, determined a return to the past would only serve to disrupt the progress now underway, and put substantial value at risk.”

Guidance Software’s Board of Directors recommends that stockholders vote “FOR” its nominees on the WHITE card at the upcoming annual meeting of stockholders to be held on May 11, 2016. The Board recommends these nominees:

•                  Reynolds C. Bish was appointed to the Board of Directors in February 2016. Mr. Bish has a strong track record of building and growing companies while creating value for stakeholders. Mr. Bish is currently president of Lexmark Enterprise Software and a vice president of Lexmark International, Inc., where he is responsible for strategy, execution and executive team leadership for Lexmark’s industry-leading enterprise software offerings. He joined Lexmark as a result of its 2015 acquisition of Kofax for more than $1 billion. Mr. Bish had served as CEO of Kofax. Previously, he served as vice president of EMC’s Enterprise Software Group, which he joined upon the acquisition in 2005 of Captiva Software Corp., a leading provider of input management solutions, which he co-founded and led as Captiva’s president and CEO. Mr. Bish has served on the Board of Directors and as Chairman of the audit committee of both Iomega Corporation (NYSE: IOM), a leading storage company acquired by EMC in 2007, and I-Many, Inc. (NASDAQ: IMAN), a leading provider of contract management software.

•                  Max Carnecchia has served on the Board since May 2015. He brings a deep expertise in software and in successfully managing both private and publicly traded software companies. He has served on numerous Boards of Directors and has led several companies as Chief Executive Officer. He is currently the Chief Executive Officer of BIOVIA, Dassault Systémes. Mr. Carnecchia currently serves on the Board of Directors of BIOVIA, Dassault Systémes and ALDA (Analytical Life Science & Diagnostics Association) and previously served on the Board of Directors of Agilysys, Inc. (NASDAQ: AGYS) until 2015. Mr. Carnecchia previously served as President and CEO of Accelrys and has served on its Board since 2009.

•                  Patrick Dennis serves as the Company’s President and Chief Executive Officer and as a member of the Board of Directors. He was named President and CEO in May 2015 after 12 years with EMC Corp., where he held executive roles in sales, services and engineering. Previously, he also served as a Group Vice President for Oracle Corp., where his responsibilities included providing leadership, strategy, and development to the Company’s North American commercial business.

•                  Wade W. Loo was appointed to the Board of Directors in February 2016. Mr. Loo brings to the Guidance Software Board of Directors more than 30 years of experience in corporate governance and finance, specifically with respect to emerging software and technology enterprises, and he has significant experience with U.S. GAAP and SEC technical accounting and auditing matters. Mr. Loo retired in 2010 after a 30-year career with KPMG. He served as the firm’s Senior Partner in Charge of Audit for the Northern California Business Unit and led KPMG’s Silicon Valley Audit Committee Institute Roundtables and Audit Committee Chair Peer Exchanges. Mr. Loo currently serves as the audit committee Chair of the Silicon Valley Community Foundation, which is the largest community foundation in the United States. Previously, Mr. Loo was a non-executive director at Kofax Limited, where he chaired the audit committee.

•                  Christopher Poole joined the Board in May 2013. He has experience as a CEO and as a member of numerous public and private company Boards. He currently serves as President and Chief Executive Officer of JAMS, Inc., which he joined in 2007. Earlier, Mr. Poole was CEO at Thomson Elite (NASDAQ:ELTE), part of the Thomson Reuters corporation (NYSE: TOC), and served as Director of Technology and Executive Director at Latham & Watkins LLP in Los Angeles. Mr. Poole is the recipient of the 2002 Ernst & Young Entrepreneur of the Year Award and has served on a number of corporate and not-for-profit boards including Broadway & Seymour Inc. (NASDAQ: BSIS), CaseCentral Inc., Polytechnic School, the JAMS Foundation and the Western Justice Center.

•                  Robert G. van Schoonenberg has served as a member of the Board of Directors since February 2008, and currently serves as Chairman of the Board. He has 30 years of experience in corporate management and governance, including 28 years as an officer of Avery Dennison Corp. (NYSE:AVY), from which he retired as Executive Vice President, Chief Legal Officer and Secretary of the Board.  He currently is Chairman and Chief Executive Officer of BayPoint Capital Partners LLC and Co-Managing Partner, AmeriCap Partners LLC, and he serves as a member of the Board of Directors and Chairman of the Audit Committee of Blue Nile, Inc. (NASDAQ: NILE) and a member of the Board of Directors of Live Media Group LLC. From 2009-2015, he served on the board of Ryland Group, Inc. (NYSE:RYL) and from 2008-2011, on the Board of Directors of Altair Nanotechnologies, Inc. (NASDAQ:ALTI). He is a member of the Audit Committee Roundtable of Orange County and serves as a Trustee of Southwestern University School of Law.

About Guidance Software

Guidance (NASDAQ: GUID) exists to turn chaos and the unknown into order and the known—so that companies and their customers can go about their daily lives as usual without worry or disruption, knowing their most valuable information is safe and secure. Makers of EnCase®, the gold standard in digital investigations and endpoint data security, Guidance provides a mission-critical foundation of applications that have been deployed on an estimated 25 million endpoints and work in concert with other leading enterprise technologies from companies such as Cisco, Intel, Box, Dropbox, Blue Coat Systems, and LogRhythm. Our field-tested and court-proven solutions are used with confidence by more than 70 of the Fortune 100 and hundreds of agencies worldwide. For more information about Guidance, please visit guidancesoftware.com, “Like” our Facebook page, follow us on Twitter, or follow our LinkedIn page.

Guidance Software®, EnCase®, EnScript®, EnCE™, EnCEP™, EnForce™, Linked Review™, EnPoint™ and Tableau™ are trademarks owned by Guidance Software and may not be used without prior written permission. All other trademarks and copyrights are the property of their respective owners.

Participants in the Solicitation

Guidance and its directors, executive officers and other employees and persons may be deemed to be “participants” in the solicitations of proxies from Guidance’s stockholders in connection with the upcoming annual meeting of the Company’s stockholders (the “Annual Meeting”). Guidance has filed a proxy statement (the “2016 Proxy Statement”) with the Securities Exchange Commission (the “SEC”) on March 30, 2016 in connection with the solicitation of proxies for the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Guidance’s stockholders in connection with the Proposals and their respective interests in Guidance by security holdings or otherwise is set forth in Guidance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 25, 2016 (the “Annual Report”) and also are included in the 2016 Proxy Statement and other materials filed with the SEC. To the extent holdings of Guidance’s securities have changed since the amounts printed in the Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

Promptly after filing its definitive 2016 Proxy Statement with the SEC, Guidance will mail the definitive 2016 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, GUIDANCE’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT GUIDANCE WILL FILE WITH THE SEC WHEN THEY BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Guidance with the SEC in connection with the Annual Meeting at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Guidance’s website at http://investors.guidancesoftware.com/.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance’s products will continue at current or greater levels, that new products will be successful, or that Guidance will continue to grow revenues, or be profitable. There are also risks that Guidance’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance’s financial performance; that Guidance could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance’s periodic reports and registration statements filed with the Securities and Exchange Commission. Guidance specifically disclaims any responsibility for updating these forward-looking statements.

Guidance Software:

Michael Harris

626-768-4645

investorrelations@guid.com

Media:

Abernathy MacGregor
Ian Campbell or Jim Lucas
213-630-6550
jbl@abmac.com

Investors:

MacKenzie Partners, Inc.

Larry Dennedy / Laurie Connell

800-322-2885

lconnell@mackenziepartners.com